Exhibit 23.4 (Consent of Johnson, Pope, Bokor, Ruppel & Burns, LLP)

E. D. ARMSTRONG III	COLLEEN M. FLYNN	ANGELINA E. LIM	DENNIS G. RUPPEL
BRUCE H. BOKOR	JOSEPH W. GAYNOR"	MICHAEL G. LITTLE	CHARLES A. SAMARKOS
JOHN R. BONNER, SR."	RYAN C. GRIFFIN	MICHAEL C. MARKHAM	SARA A. SCHIFINO
CHARLES A. BUFORD	MARION HALE	ZACHARY D. MESSA	KIMBERLY L. SHARPE
GUY M. BURNS	REBECCA L. HEIST	A. R. "CHARLIE" NEAL	JOAN M. VECCHIOLI
KATHERINE E. COLE	SCOTT C. ILGENFRITZ	F. WALLACE POPE, JR.	STEVEN H. WEINBERGER
JONATHAN S. COLEMAN	FRANK R. JAKES	ROBERT V. POTTER, JR.	JOSEPH J. WEISSMAN
MICHAEL T. CRONIN	TIMOTHY A. JOHNSON, JR."	JENNIFER A. REH	STEVEN A. WILLIAMSON
ELIZABETH J. DANIELS	SHARON E. KRICK	DARRYL R. RICHARDS	"OF COUNSEL
BECKY FERRELL-ANTON	ROGER A. LARSON	PETER A. RIVELLINI

PLEASE REPLY TO CLEARWATER

FILE NO 44877.107865

March 4, 2008

Waytronx, Inc.
2332 LaMirada Drive Suite 400
Vista, CA 92081-7861

Dear Sirs:

You have requested an opinion with respect to certain matters in connection with the filing by Waytronx, Inc., a Colorado corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of up to 5,540,485 shares of the Company's Common Stock, $0.001 par value per share (the "Shares"). The Shares to be covered by the Form S-8 include 5,540,485 shares of Common Stock issuable pursuant to the outstanding common stock purchase warrants.

In connection with this opinion, we have examined and relied upon the Company's Amended Articles of Incorporation and Bylaws, the Minutes of the Meetings of the Board of Directors of the Company as well as the originals and copies of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion contained herein. We have assumed the genuineness and authenticity of all documents submitted as originals, the conformity to the originals of all documents submitted to me as copies thereof and the due execution, delivery or filing of documents, where such execution, delivery or filing are a prerequisite to the effectiveness thereof.

For the purposes of this opinion, we have relied upon the representations of the Company that it is current in its filings and that the filings are true and accurate representations of the state of the Company when the documents were filed.

In rendering our opinion with respect to securities issued to consultants or advisors we assume that the requirements of General Instructions A(1)(a)(1) (ii), (ii)

CLEAR W ATER OFFICE	TAMPA OFFICE
911 CHESTNUT ST.	403 EAST MADISON ST
POST OFFICE BOX 1368 (ZIP 33757-1368)	SUITE 400
CLEARWATER FLORIDA 33756	OFFICE BOX 1100 (ZIP 33601-1100)
TELEPHONE (727) 461-1818	TAMPA, FLORIDA 33602
TELECOPIER. (727) 462-0365	TELEPHONE. (813) 225-2500
TELECOPIER_ (727) 441-8617	TELECOPIER (813) 223-7118

Waytronx, Inc.
March 4, 2008

and (iii) are satisfied. In this regard, we have made inquiries to management as to the nature and extent of such services. Management has represented to us that all services were or will be provided by natural persons are bona fide and not provided in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. We have relied upon management's representations in providing this opinion.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related plans and agreements, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the reference to our Firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the general rules and regulations thereunder.

Very truly yours,

JOHNSON, POPE, BOKOR, RUPPEL & BURNS, LLP